UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   September 26, 2007

APOGEE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-10456	04-3005815
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

129 Morgan Drive

Norwood, Massachusetts 02062

(781) 551-9450

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Apogee Technology, Inc. (the “Company”) announced that on October 1, 2007 it entered into a research collaboration with St. Jude Children’s Research Hospital. This research collaboration agreement is designed to combine the Company’s capabilities in intradermal delivery technology with the expertise of St. Jude’s research team in the field of vaccine research.

A press release regarding the announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

(a)          The Company was notified by the American Stock Exchange (the “AMEX”) on September 26, 2007, that based on the AMEX’s review of the Company’s Form 10-QSB for the period ended June 30, 2007, the Company does not meet an additional continued listing standard, specifically Section 1003(a)(i), of the AMEX Company Guide (the “Company Guide”).

However, as the Company is already subject to 1009 of the Company Guide, the AMEX is not imposing any new requirements on the Company, nor will the Company be required to take any additional steps in connection with its existing effort to address its non-compliance with the continued listing standards related to stockholders’ equity.

(b) - (d) Not applicable.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

99.1	Press release dated October 1, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOGEE TECHNOLOGY, INC.

Dated: October 2, 2007	By:	/s/ Herbert M. Stein
Herbert M. Stein President, Chief Executive Officer and Chairman of the Board

2

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated October 1, 2007.